SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 25, 2003

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18335	74-2148293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25025 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

(281) 367-1983

(Registrant's Telephone Number, Including Area Code)

TABLE OF CONTENTS

Item 7. Financial Statements and Exhibits	Page 1
Item 9. Regulation FD Disclosure	Page 1
Exhibit Index	Page 2
Signatures	Page 3

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 25, 2003, issued by TETRA Technologies, Inc.

Item 9. Regulation FD Disclosure

The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition," and is included under this Item 9 in accordance with the procedural guidance in SEC Release No. 33-8216.

On April 25, 2003, TETRA Technologies, Inc. (the "Company") issued a press release announcing its earnings for the first quarter of 2003. A copy of the press release is attached hereto as Exhibit 99.1.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 25, 2003, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Geoffrey M. Hertel

Geoffrey M. Hertel

President & Chief Executive Officer

Date: April 25, 2003

Exhibit 99.1

For Immediate Release

TETRA TECHNOLOGIES, INC.

ANNOUNCES FIRST QUARTER 2003 EARNINGS OF $0.13 PER SHARE,

BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

April 25, 2003 (The Woodlands, Texas), TETRA Technologies, Inc. ("TETRA" or the "Company") (NYSE: TTI) today announced that its first quarter 2003 earnings were $0.13 per share fully diluted, excluding the effect of a new accounting standard which was required to be implemented during the first quarter of 2003. Including the cumulative adoption of SFAS 143, “Accounting for Asset Retirement Obligations,” the Company posted earnings of $0.03 per share. The $0.13 per share corresponds to the $0.25 per share earned in the first quarter of 2002. All data discussed below excludes the cumulative effect of SFAS 143, except for the accompanying tables.

Consolidated revenues for the quarter ended March 31, 2003 were $65,250,000 versus the $57,801,000 reported in the first quarter of 2002. Gross profit margins were $13,350,000 in the first quarter of 2003 versus the $15,511,000 reported in the comparable period of 2002. Net income was $1,886,000 versus the $3,683,000 recorded in the first quarter of 2002.

Consolidated results per share for the first quarter of 2003 were earnings of $0.13 with 14,876,000 weighted average diluted common and common equivalent shares outstanding versus $0.25 with 14,859,000 weighted average diluted common and common equivalent shares outstanding in the first quarter of 2002.

Divisional pre-tax earnings for the first quarter of 2003 versus the fourth quarter of 2002 and the first quarter of 2002 were, respectively: Fluids – $3,283,000 in 1Q 2003, $5,483,000 in 4Q 2002 and $4,431,000 in 1Q 2002; Well Abandonment & Decommissioning – $2,016,000 in 1Q 2003, ($968,000) in 4Q 2002 and $1,978,000 in 1Q 2002; and, Testing & Services – $977,000 in 1Q 2003, ($704,000) in 4Q 2002 and $3,122,000 in 1Q 2002.

Geoffrey M. Hertel, Chief Executive Officer, stated, “Our first quarter earnings were primarily generated in March, as a result of a pick-up in activity in our Well Abandonment & Decommissioning Division (WA&D). This activity increase partially reflects initial work on new contracts and acquisitions that we discussed in our January 22, 2003 press release, and the normal seasonal upturn.

“During the quarter we also benefited from increased profitability in our Testing & Services Division on a sequential basis. The increase reflects the improving domestic natural gas drilling market. However, a Norwegian contract in the Process Services component of the Division negatively impacted earnings during the quarter and will continue to do so through the second quarter of this year. Looking forward, we expect increasing domestic natural gas drilling coupled with our entry into the Eastern Hemisphere testing market, to fuel growth in this business unit.

“While our Fluids Division generated our highest divisional profit in the quarter, earnings were down from both year ago and fourth quarter levels. These declines were caused by a weak Gulf of Mexico drilling market and intermittent activity in the North Sea, West Africa and Venezuela. As we concluded the quarter, our activity had begun to increase modestly. Additionally, recent contract awards could be significant to Fluids’ future profitability.

“In our January 22 press release we announced new well abandonment and decommissioning work from acquisitions and contracts that aggregated $40 million of net work and potentially $82 million of gross work (includes non-owned interest in various properties). Since January 22, TETRA has closed three additional transactions (acquisitions and/or contracts) that add another $37 million of net work and up to $41 million of gross work. All of this “controlled work” allows us to partially base-load activity not only in 2003, but also well into the future. This base-loading gives us the opportunity to more effectively plan so as to better utilize our personnel and equipment, and at the same time, it allows us to pass on some of the utilization efficiencies to our customers. We began to see the impact of this accumulated base-load in March. In the second quarter, we anticipate seeing further improvement in our utilization. At the present time, inquiries regarding future work remain at a high level.

“We have stated previously that our business model (particularly in WA&D) generates substantial cash and that this cash should be a precursor to subsequent reportable earnings. In the relatively poor 2002, our cash generation was well documented and discussed in previous press releases. Clearly the first quarter of 2003 did not generate substantial profits; however, on March 31, 2003, our long-term debt (including the current portion of long-term debt and capital leases) had been reduced to $27.4 million, or 12.9% of capitalization. Long-term debt stood at $37.4 million at year-end 2002 and was $117.7 million in February of 1999.

“We are very excited regarding the future of TETRA. To this end, we reiterate our 2003 earnings guidance of $1.31 – $1.61 per share. We also continue to believe that all the remaining quarters of the year should produce earnings dramatically above first quarter levels,” concluded Hertel.

TETRA is an oil and gas services company, including an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy markets, as well as other markets.

This press release includes certain statements that are deemed to be forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

TETRA Technologies, Inc.

(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2003	2002
Revenues
Fluids Division	$26,310	$27,395
WA&D Division	25,350	16,488
Testing & Services Division	13,939	14,273
Eliminations and other	(349)	(355)
Total revenues	65,250	57,801

Gross profit
Fluids Division	6,450	7,890
WA&D Division	4,676	3,351
Testing & Services Division	2,235	4,275
Eliminations and other	(11)	(5)
Total gross profit	13,350	15,511

General & Administrative expense	10,797	9,387
Operating income	2,553	6,124

Interest expense, net	208	663
Other expense (income)	(583)	(385)

**Income before taxes and cumulative effect of change in accounting principle	2,928	5,846

Provision for income taxes	1,042	2,163

Income before cumulative effect of change in accounting principle	1,886	3,683

Cumulative effect of change in accounting principle (SFAS 143)	(1,464)	–

Net income	422	3,683

**Income before taxes and cumulative effect of change in accounting principle
Fluids Division	3,283	4,431
WA&D Division	2,016	1,978
Testing & Services Division	977	3,122
Administrative	(3,348)	(3,685)
Total	2,928	5,846

Net income per share before cumulative effect of change in accounting principle:
Basic	$0.13	$0.26
Diluted	$0.13	$0.25

Net income per share after cumulative effect of change in accounting principle:
Basic	$0.03	$0.26
Diluted	$0.03	$0.25

Weighted average shares outstanding:
Basic	14,426	14,117
Diluted	14,876	14,859

Depreciation, depletion, amortization and accretion expenses	7,524	4,704

Balance Sheet	March 31, 2003
Cash	$2,604
Accounts receivable	64,854
Inventories	34,482
Other current assets	12,092
PP&E, net	164,997
Other assets	33,898
Total assets	$312,927

Current portion of long-term debt	$209
Other current liabilities	41,703
Long-term debt	27,171
Other long-term liabilities	59,434
Equity	184,410
Total liabilities and equity	$312,927

Contact:

TETRA Technologies, Inc., The Woodlands, Texas

Geoffrey M. Hertel, 281/367-1983

Fax: 281/364-4398

www.tetratec.com

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